UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Elevate Credit, Inc.

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Elevate Announces Proxy Advisory Firms ISS and Glass Lewis Recommend Stockholders Vote “FOR” Proposed Acquisition by Park Cities Asset Management

Friday, February 10, 2023

FORT WORTH, Texas— Elevate Credit, Inc. (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced that leading independent proxy advisory firms Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”) have each recommended that stockholders vote “FOR” the previously announced all-cash acquisition of the Company by an affiliate of Park Cities Asset Management LLC (“Park Cities”), an alternative asset manager focused on providing flexible debt solutions, at the Company’s upcoming Special Meeting of Stockholders (the “Special Meeting”) scheduled for February 15, 2023 at 9:00 A.M. CT being held virtually via the internet at www.meetnow.global/MJTM7TV.

As previously announced, the Company and an affiliate of Park Cities (“Parent”) have entered into a definitive merger agreement pursuant to which the Company will become a wholly owned subsidiary of Parent and each outstanding share of common stock of the Company (other than certain shares as set forth in the merger agreement) will be converted into the right to receive $1.87 per share. The all-cash transaction values the equity of the Company at approximately $67 million, inclusive of the equity expected to be rolled over in the transaction by certain members of management. The transaction, which was approved by the Elevate Board of Directors, is expected to close in the 1st quarter of 2023, subject to closing conditions specified in the merger agreement. All regulatory approvals required as conditions to the proposed merger have been obtained.

The Company is pleased that ISS and Glass Lewis share its belief that the proposed merger with Park Cities is in the best interests of all Elevate stockholders and support the Board’s recommendation that shareholders vote “FOR” the transaction.

The Company’s Board of Directors recommends that stockholders vote “FOR” the proposed merger. All stockholders of record as of the close of business on January 9, 2023, are entitled to vote at the Special Meeting.

The Company’s stockholders are reminded that their vote is extremely important, no matter how many shares they own. To follow the recommendations of ISS, Glass Lewis and the Company’s Board of Directors, stockholders should vote “FOR” the proposed merger prior to February 14, 2023.

If you have any questions about the Special Meeting or need assistance voting your shares, please contact the Company’s proxy solicitor, D.F. King & Co., Inc. toll free at (800) 967-5019 or via email at ELVT@dfking.equiniti.com.

About Elevate

Elevate (NYSE: ELVT), together with the banks that license its marketing and technology services, has originated $10.0 billion in non-prime credit to more than 2.7 million non-prime consumers to date. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s platform powers a suite of groundbreaking credit products includes RISE, Elastic, Today Card and Swell. For more information, please visit http://corporate.elevate.com.

About Park Cities Asset Management

Park Cities Asset Management, LLC is an alternative credit manager focused on deploying capital across asset classes in the Specialty Finance and FinTech sectors. Park Cities and its predecessor firm have been investing for over a decade and is led by Alex Dunev and Andy Thomas. Park Cities provides investment advice through its SEC Registered Investment Advisor, Park Cities Advisors, LLC. For more information about Park Cities, please visit www.parkcitiesmgmt.com.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement on Schedule 14A on January 17, 2023 (the “Proxy Statement”) and has mailed the Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Proxy Statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://investors.elevate.com/corporate-profile/ or by contacting the Company’s Investor Relations by email at investors@elevate.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding those persons and other persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction is set forth in the Proxy Statement.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements concerning Elevate and the proposed transaction between Elevate and Park Cities. All statements other than statements of fact, including information concerning future results, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Such forward-looking statements include, but are not limited to, the inability to obtain required regulatory approvals or satisfy other conditions to the closing of the proposed transaction; unexpected costs, liabilities or delays in connection with the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; the significant transaction costs associated with the proposed transaction and other risks that may imperil the consummation of the proposed transaction, which may result in the transaction not being consummated within the expected time period or at all; negative effects of the announcement, pendency or consummation of the transaction on the market price of Elevate’s common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; the inability of Elevate to retain and hire key personnel; and the risk that certain contractual restrictions contained in the merger agreement during the pendency of the proposed transaction could adversely affect Elevate’s ability to pursue business opportunities or strategic transactions.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Given these risks and uncertainties, persons reading this communication are cautioned not to place undue reliance on such forward-looking statements. Elevate assumes no obligation to update or revise the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.

Contacts:

For Elevate:

Investor Relations:

Solebury Strategic Communications

Sloan Bohlen, 817-928-1646

investors@elevate.com

or

Media Inquiries:

Solebury Strategic Communications

Laurie Steinberg, 845-558-6370

lsteinberg@soleburystrat.com

For Park Cities Asset Management:

Media Inquiries:

Clay Huffstutter, 469-262-2103

chuffstutter@parkcitiesmgmt.com

Source: Elevate Credit, Inc.